Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

LEPOTA INC.

(the “Company”)

WHEREAS:

A.Iurii Iurtaev has consented to step down as President, Chief Executive Officer, Chief Financial Officer, Treasurer and as a Member of the Board of Directors of the Company.

B.      Rene Lawrence has consented to step down as Secretary.

C.      Zhao Lixin has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D.   Iurii Iurtaev stepped down as President, Chief Executive Officer, Chief Financial Officer, Treasurer and as a Member of the Board of Directors of the Company.

E.Rene Lawrence stepped down as Secretary.

F.      Zhao Lixin has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date:  February 18, 2020

/s/ Iurii Iurtaev_____

Iurii Iurtaev

/s/ Rene Lawrence__

Rene Lawrence

/s/ Zhao Lixin_______

Zhao Lixin